As filed with the Securities and Exchange Commission on February 6, 1995.
                                        Registration No. 33-57343

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                       AMENDMENT NO. 1
                             to
                           FORM S-3
                   REGISTRATION STATEMENT
                            Under
                  The Securities Act of 1933
                         ------------

                  EQUITABLE OF IOWA COMPANIES
(Exact name of the Registrant as specified in its charter)

         Iowa                                   42-1083593
  (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)             Identification No.)

                       604 Locust Street
                         P.O. Box 1635
                  Des Moines, Iowa  50306-1635
                        (515) 245-6911
(Address and telephone number of Registrant's principal executive offices)
                         _____________

                     John A. Merriman, Esq.
                 General Counsel and Secretary
                       604 Locust Street
                         P.O. Box 1635
                 Des Moines, Iowa  50306-1635
                        (515) 245-6787
   (Name, address and telephone number of agent for service)
                         _________________

                            Copies to:

G. R. Neumann                   Lynn A. Soukup        Gary I. Horowitz
Nyemaster, Goode, McLaughlin,   Shaw, Pittman, Potts  Simpson Thacher &
 Voigts, West, Hansell &            & Trowbridge         Bartlett
 O'Brien, P.C.                  2300 N Street, NW     425 Lexington Avenue
1900 Hub Tower                  Washington, D.C.      New York, New York 10017
Des Moines, Iowa   50309            20037             (212) 455-2000
(515) 283-3121                  (202) 663-8494













     Approximate date of commencement of proposed sale to the
public:  From time to time after the Registration Statement
becomes effective.
                      _______________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall there after become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


This Amendment No. 1 is being filed to file Exhibit 1.1 to the Registration Statement.


                            Part II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Securities and Exchange Commission registration fee  $43,103.75
  Legal fees and expenses                                 100,000
  Accounting fees and expenses                             50,000
  Printing and engraving expenses                          75,000
  Trustee's fees and expenses                               2,000
  Rating Agencies' fees                                    50,000
  Blue Sky Fees and Expenses                               25,000
  Miscellaneous                                         49,896.25
                                                       __________
     Total                                               $395,000
                                                       ==========

     Except for the SEC registration fee, all of the foregoing are estimates.










Item 15.  Indemnification of Officers and Directors

     The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and direc-tors if (i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's offi-cial capacity with the Company, that the conduct was in the Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company. If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company. Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

     The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions.

Item 16.  Exhibits

     Exhibit
     Number         Description of Exhibit
     _______        _______________________

       1.1     Form of Underwriting Agreement

       1.2     Form of Agency Agreement*

       4.1     Form of Indenture under which the Debt
                 Securities are to be issued**

       4.2     Form of Registered Security*

       4.3     Form of Global Security*

       5       Opinion of Nyemaster, Goode, McLaughlin, Voigts,
                 West, Hansell & O'Brien, P.C.**

      12       Computation of Ratio of Earnings to Fixed
                 Charges**

      23.1     Consent of Nyemaster, Goode, McLaughlin,
                 Voigts, West, Hansell & O'Brien, P.C.
                 (included in Exhibit 5 as previously filed)**

      23.2     Consent of Ernst & Young LLP**

      24       Power of Attorney (set forth on the signature page
                 of the initial Registration Statement)**

      25       Statement of Eligibility of the Trustee on Form T-1**

_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

  **  Previously filed.
















































Item 17.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration State ment; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bid ding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commis-sion such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e)  The undersigned Registrant hereby undertakes that

          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effec-tive; and

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.








                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on February 6, 1995.

                                     EQUITABLE OF IOWA COMPANIES


                                     By   /s/ Fred S. Hubbell
                                       __________________________
                                              Fred S. Hubbell
                                         Chairman, President and Chief
                                             Executive Officer
                                         (Principal Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name              Title                                    Date

/s/ Fred S. Hubbell   Chairman of the Board, President      February 6, 1995
____________________     and Chief Executive Officer
    Fred S. Hubbell     (Principal Executive Officer)


/s/ Paul E. Larson    Executive Vice President, Treasurer   February 6, 1995
____________________     and Chief Financial Officer
    Paul E. Larson      (Principal Financial Officer)


/s/ David A. Terwilliger  Vice President and Controller     February 6, 1995
________________________  (Principal Accounting Officer)
    David A. Terwilliger


*   /s/ Richard B. Covey        Director                    February 6, 1995
________________________
    Richard B. Covey


*  /s/ Doris M. Drury           Director                    February 6, 1995
________________________
    Doris M. Drury



*   /s/ James L. Heskett        Director                    February 6, 1995
________________________
    James L. Heskett


*  /s/ Richard S. Ingham, Jr.   Director                    February 6, 1995
_____________________________
    Richard S. Ingham, Jr.


*   /s/ Robert E. Lee           Director                    February 6, 1995
__________________________
    Robert E. Lee


*    /s/ James E. Luhrs         Director                    February 6, 1995
__________________________
    James E. Luhrs


*     /s/ Jack D. Rehm          Director                    February 6, 1995
__________________________
    Jack D. Rehm


*    /s/ Thomas N. Urban        Director                    February 6, 1995
__________________________
    Thomas N. Urban


*  /s/ Hans F. E. Wachtmeister  Director                    February 6, 1995
______________________________
    Hans F. E. Wachtmeister


*      /s/ Richard S. White     Director                    February 6, 1995
____________________________
    Richard S. White



*By   /s/  Paul E. Larson                                   February 6, 1995
____________________________
    Paul E. Larson,
    Attorney-in-fact
























                            EXHIBIT INDEX
                      to Registration Statement
                             on Form S-3

                     EQUITABLE OF IOWA COMPANIES


Exhibit
Number            Description of Exhibit

 1.1         Form of Underwriting Agreement

 1.2         Form of Agency Agreement *

 4.1         Form of Indenture under which the Debt Securities are to
               be issued**

 4.2         Form of Registered Security*

 4.3         Form of Global Security*

 5           Opinion of Nyemaster, Goode, McLaughlin, Voigts, West,
               Hansell  & O'Brien, P.C.**

 12          Computation of Ratio of Earnings to Fixed Charges**

 23.1        Consent of Nyemaster, Goode, McLaughlin, Voigts, West,
               Hansell & O'Brien, P.C. (included in Exhibit 5 as previously filed)**

 23.2        Consent of Ernst & Young LLP**

 24          Power of Attorney (set forth on the signature page of
               the initial Registration Statement)**

 25          Statement of Eligibility of the Trustee on Form T-1**

_________________

 * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

 **     Previously filed.